Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 400 Berwyn Park, 899 Cassatt Road Berwyn, PA 19312-1183 troutman.com

November 9, 2021

Amicus Therapeutics, Inc. 3675 Market Street Philadelphia, PA 19104

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 19,646,365 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 11,296,660 shares of Common Stock issued to the Selling Stockholders on September 29, 2021 (the “Shares of Common Stock”) and (ii) 8,349,705 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Warrants”) to purchase Common Stock (the “Warrant Shares” and together with the Shares of Common Stock, the “Shares”), which Shares may be sold from time to time by the Selling Stockholders.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-laws, the Warrants and the agreements pursuant to which the Shares of Common Stock and Warrants, as applicable, were purchased by the Selling Stockholders. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon a certificate of an officer of the Company, and have assumed, without independent inquiry, the accuracy of that certificate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the internal laws of the State of New York, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that, as of the date hereof, (i) the Shares of Common Stock are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP